                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

  REGISTRANT NAME                                FILE NOS.
  ---------------              -----------------------------------------------
  Variable Separate Account A  333-170476  002-96223   333-137942  333-201800
  811-03240                    002-32783   333-124398  033-75292   333-201803
                               333-49232   333-202700

Signature                                                              Title                                         Date
---------                            -------------------------------------------------------------------------- ---------------

/S/ KEVIN T. HOGAN                   Director, Chairman, Chief Executive Officer, and President                 April 25, 2016
------------------------
KEVIN T. HOGAN

/S/ THOMAS J. DIEMER                 Director, Executive Vice President and Chief Financial Officer             April 25, 2016
------------------------
THOMAS J. DIEMER

/S/ DEBORAH A. GERO                  Director, Senior Vice President and Chief Investment Officer               April 25, 2016
------------------------
DEBORAH A. GERO

/S/ JANA W. GREER                    Director and President, Group Retirement                                   April 25, 2016
------------------------
JANA W. GREER

/S/ ELIAS F. HABAYEB                 Director                                                                   April 25, 2016
------------------------
ELIAS F. HABAYEB

/S/ MICHAEL P. HARWOOD                                                                                          April 25, 2016
------------------------             Director, Senior Vice President, Chief Actuary and Corporate Illustration
MICHAEL P. HARWOOD                   Actuary

/S/ STEPHEN A. MAGINN                Director, Senior Vice President and Chief Distribution Officer             April 25, 2016
------------------------
STEPHEN A. MAGINN

/S/ DON W. CUMMINGS                  Senior Vice President and Life Controller                                  April 25, 2016
------------------------
DON W. CUMMINGS

                                 VALIC POA - 1